Exhibit 10.14

CONSULTING AGREEMENT

This agreement is made the El", day otz1345. 2011, by and between Stratex Oil & Gas, Inc., a Delaware Corporation located at 888 Seventh Avenue 12th Floor, New York, NY 10019 (hereinafter "SOG"), and Geoval LLC, located at (hereinafter "GEOVAL").

RECITALS

A.	SOG is seeking the services of a professional geology consulting for the purposes of assisting SOG with analyzing potential Oil and Gas assets for acquisition by SOG.

B.	GEOVAL is in the business of providing geological services and is staffed by professional geologists.

C.	The parties hereto desire that GEOVAL be retained by SOG to provide these aforementioned services.

Now, therefore, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.
SERVICES: . Geoval shall be the geological advisor to SOG and will be responsible for the analysis of geochemical, structural, stratigrahic. production maps with respect to a company's existing and potential land holdings. Geoval will provide SOG written analysis of these types of data. Geoval will be from time to time responsible take part in conference calls with management of SOG presenting SOG to third parties.

2.	TERM/TERMINATION: The term of this agreement shall commence on the date hereof and shall continue for 24 months thereafter. This contract may be renewed by consent of both parties to this agreement

DISCLOSURE: SOG shall provide GEOVAL with all relevant and any other information SOG or GEOVAL deems appropriate and consistent with GEOVAL duties, and will provide GEOVAL with access to SOG's officers, directors, employees, independent accounts and legal counsel. SOG resents to the best of its knowledge that all information made available to GEOVAL by SOG will, at all times during the period of engagement of GEOVAL hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which statements are made. SOG further represents and warrants that any projections provided by it to GEOVAL will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, were reasonable. GEOVAL does not assume responsibility for the accuracy or completeness of any information regarding SOG or any Prospect.

All nonpublic information provided by SOG to GEOVAL will be considered to be confidential information and shall be maintained as such by GEOVAL, except as required by law. In the event GEOVAL is required to disclose confidential information to a third party in order to perform its services pursuant to this agreement, in connection with such disclosure, GEOVAL agrees to first obtain from such third party a fully executed non-disclosure agreement until such time as such information becomes known to other third parties or the public, other than as a result of its release by GEOVAI,. Upon termination of this agreement. GEOVAL shall immediately return all such confidential information to SOG.

3.
FEES: SOG will issue GEOVAL 750.000 shares of SOG's common stock upon the execution of this agreement as payment for the term of this contract. SOG will issue an additional 250,000 share to GEOVAL upon completion of satisfactory performance with its services. SOG and GEOVAL will mutually agree when satisfactory performance has been achieved.

4.
MISCELLANEOUS: This agreement shall be binding upon and shall inure to the benefit of each of the parties and its successors, transferees, and assigns. This agreement constitutes the entire agreement between the parties and may not be amended except by written agreement signed by the parties hereto. The relationship of GEOVAL to SOG is that of an independent contractor, and shall not under any circumstances be construed so as to constitute GEOVAL as a partner, employee or agent of SOG. All notices hereunder shall be deemed to have been given. if made in writing, when mailed, postage prepaid, to the parties at the addresses set forth above, or to such other addresses as a party shall specify to the other. This agreement shall be enforced and construed in all respects in accordance with the laws of the State of Delaware. The sole and proper venue shall be New Castle County, Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

WITNESS:	Stratex Oil Gas, Inc.:

	By:	/s/ Timothy Kelly
Timothy Kelly, President

Geoval LLC.:

	By:	/s/ Samuel A. Epstein
Samuel A. Epstein